Exhibit 99.2

HYATT RESIDENTIAL GROUP AND AFFILIATES

TABLE OF CONTENTS

Page

CONDENSED COMBINED FINANCIAL STATEMENTS:

Condensed Combined Balance Sheets as of June 30, 2014, and December 31, 2013 (Unaudited)	1

Condensed Combined Income Statements for the Six Months Ended June 30, 2014 and 2013 (Unaudited)	2

Condensed Combined Statements of Cash Flows for the Six Months Ended June 30, 2014 and 2013 (Unaudited)	3

Notes to Condensed Combined Financial Statements	4–14

HYATT RESIDENTIAL GROUP AND AFFILIATES

CONDENSED COMBINED BALANCE SHEETS

(In thousands of dollars)

(Unaudited)

	June 30,	December 31,
	2014	2013

ASSETS

CASH AND CASH EQUIVALENTS	$11,932	$27,815

RESTRICTED CASH	3,580	1,421

ACCOUNTS RECEIVABLE — Net of allowance of $22 and $40 at June 30, 2014, and December 31, 2013, respectively	4,172	7,626

INVENTORY	59,500	63,465

VACATION OWNERSHIP MORTGAGES RECEIVABLE — Net of allowance	35,775	37,227

INVESTMENTS	24,572	16,215

PROPERTY AND EQUIPMENT — Net	25,892	25,803

GOODWILL	4,034	4,034

OTHER ASSETS	4,663	5,405

DUE FROM PARENT	471	894

TOTAL ASSETS	$174,591	$189,905

LIABILITIES AND GROUP EQUITY

LIABILITIES:
Accounts payable	$5,336	$9,354
Deferred revenue	11,828	10,653
Accrued expenses	10,167	5,249
Payroll and benefits liability	3,449	3,071
Debt to parent	7,913	17,740
Other liabilities	280	214
Due to parent	1,455	1,984

Total liabilities	40,428	48,265

COMMITMENTS AND CONTINGENCIES (Note 14)

GROUP EQUITY:
Noncontrolling interests	4,793	5,108
Group equity	129,370	136,532

Total group equity	134,163	141,640

TOTAL LIABILITIES AND GROUP EQUITY	$174,591	$189,905

See notes to condensed combined financial statements

HYATT RESIDENTIAL GROUP AND AFFILIATES

CONDENSED COMBINED INCOME STATEMENTS

(In thousands of dollars)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2014	2013

REVENUES:
Sales of vacation ownership intervals — net of uncollectibles	$13,373	$12,666
Resort management and other fee income	7,883	8,053
Owned hotel revenue	4,910	4,934
Mortgage interest income	2,837	3,044
Rental and other income	8,287	8,280
Other revenues from managed properties	18,603	8,861

Total revenues	55,893	45,838

DIRECT, SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Cost of sales of vacation ownership intervals	4,379	5,267
Owned hotel expense	5,806	5,417
General and administrative	12,389	8,969
Sales and marketing	5,638	5,948
Gold passport points expense	1,611	1,632
Other operating expenses	4,758	4,371
Depreciation	591	639
Other costs from managed properties	18,603	8,861

Total direct, selling, general, and administrative expenses	53,775	41,104

Equity losses from unconsolidated ventures	2,176	15
Other expenses — net	118	152

Income (loss) before provision (benefit) for income taxes	(176)	4,567

PROVISION (BENEFIT) FOR INCOME TAXES	(62)	2,338

NET INCOME (LOSS)	(114)	2,229

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(255)	(1,196)

NET INCOME ATTRIBUTABLE TO HYATT RESIDENTIAL GROUP	$141	$3,425

See notes to condensed combined financial statements

HYATT RESIDENTIAL GROUP AND AFFILIATES

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(114)	$2,229
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision (recovery) for loan losses	398	(45)
Depreciation	591	639
Deferred income taxes	(151)	79
Current income tax provision funded by parent	89	2,259
Allocated corporate expenses	4,514	1,753
Equity losses from unconsolidated ventures, less distributions received	2,640	1,177
Increase (decrease) in cash attributable to changes in assets and liabilities:
Restricted cash	(2,159)	(1,075)
Inventories	3,965	4,729
Vacation ownership mortgages receivable	1,284	1,547
Accounts receivable — net	3,454	1,215
Accounts payable	(3,972)	(10,554)
Deferred revenue	1,175	1,435
Accrued expenses	4,918	4,458
Other — net	875	(349)

Net cash provided by operating activities	17,507	9,497

CASH FLOWS FROM INVESTING ACTIVITIES:
Initial contribution to investment	(10,997)	—
Capital expenditures	(685)	(142)

Net cash used in investing activities	(11,682)	(142)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to parent	(24,796)	(18,948)
Repayment of debt to parent	(9,827)	—
Contributions from parent	12,975	1,256
Distributions to noncontrolling interests	(60)	(26)

Net cash used in financing activities	(21,708)	(17,718)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(15,883)	(8,363)

CASH AND CASH EQUIVALENTS — Beginning of year	27,815	31,641

CASH AND CASH EQUIVALENTS — End of period	$11,932	$23,278

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$135	$153

Noncash operating activities — noncash intercompany capitalization	$4,518	$3,869

See notes to condensed combined financial statements

HYATT RESIDENTIAL GROUP AND AFFILIATES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013 AND

FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013

(Dollars in thousands unless otherwise indicated)

(Unaudited)

1.                      ORGANIZATION AND NATURE OF BUSINESS

Hyatt Residential Group and affiliates (collectively, HRG or the “Group”) is a group of combined wholly owned subsidiaries of Hyatt Hotels Corporation and its consolidated subsidiaries (“Hyatt Hotels Corporation,” “Hyatt,” HHC, or the “Parent”) that provides integrated vacation ownership services at 15 resorts and owns one hotel property. HRG sells both traditional vacation ownership interests and fractional private residence club interests as deeded real estate. HRG develops, manages, and provides services to these resorts; and markets, sells, finances, and provides services to owners of ownership interests therein. Additionally, HRG participates, to varying degrees, in the branded residential component of certain mixed-use projects that include a Hyatt-branded hotel. Participation includes oversight of sales and marketing, condominium association management, and providing assistance during the development phase.

In May 2014, Hyatt announced a definitive agreement for the sale of HRG to Interval Leisure Group, Inc. (ILG) (the “Sale of the Group”) for approximately $190,000. In addition, ILG will acquire the Group’s interest in a joint venture that owns and is developing a 131-unit vacation ownership property in Maui and will reimburse Hyatt an additional approximate $35,000, representing the Group’s contributions to the joint venture from formation of the joint venture through the anticipated closing of the Sale of the Group in 2014. In connection with the agreement, Hyatt selected ILG as Hyatt exclusive licensee in vacation ownership.

The Group is a combination of entities that does not consolidate into a common direct parent. As of June 30, 2014, the parent entities, that together with certain of their subsidiaries and equity method investees, comprise the Group were as follows:

Jurisdiction of
Incorporation or
Name	Organization

CDP GP, Inc.	Delaware
Cerromar Development Partners GP, Inc.	Delaware
HTS-Aspen, L.L.C.	Delaware
HT-Highlands, Inc.	Delaware
HTS-BC, L.L.C.	Delaware
HTS-Coconut Point, Inc.	Delaware
HTS-Ground Lake Tahoe, Inc.	Delaware
HTS-KW, Inc.	Delaware
HTS-Lake Tahoe, Inc.	Delaware
HTS-Maui, L.L.C.	Delaware
HTS-San Antonio, Inc.	Delaware
HTS-San Antonio, L.L.C.	Delaware
HTS-Sedona, Inc.	Delaware
Hyatt Residential Management Corporation	Delaware
Vacation Ownership Lending GP, Inc.	Delaware
VOL GP, Inc.	Delaware

As used in the notes to the condensed combined financial statements, the terms “Group,” “HRG,” “we,” “us,” or “our” mean Hyatt Residential Group and affiliates.

2.                      BASIS OF PRESENTATION AND COMBINATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, the accompanying condensed combined financial statements (“Interim Financial Statements”) do not include all information or footnotes required by U.S. GAAP for complete annual financial statements. As a result, the Interim Financial Statements should be read in conjunction with the Hyatt Residential Group and Affiliates Combined Financial Statements and accompanying Notes as of and for the year ended December 31, 2013.

The Group’s condensed combined financial statements reflect the historical financial position, results of operations, and cash flows of the wholly owned subsidiaries of HHC that comprise the Group prepared on a combined basis. The condensed combined financial statements include all revenues, costs, assets, liabilities, and cash flows directly attributable to the Group, as well as allocations of direct and indirect costs from HHC, such as selling, general, and administrative, marketing, legal and accounting services, payroll and related charges for salaried and management personnel, information technology support, treasury functions, and other corporate and infrastructure costs. See Note 3 for specific allocation items. The allocations were based on the Group’s revenues as a percentage of consolidated HHC revenues. Management believes such allocations are reasonable representations of the utilization of services and the benefit received by HRG. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if HRG had been operated as an independent stand-alone group.

For purposes of these condensed combined financial statements, all transactions with HHC outside of the Group have been classified as related-party transactions. Payable and receivable balances with HHC that have not yet been settled in cash are included in the condensed combined balance sheets as due to/from Parent. All intercompany transactions within the combined Group have been eliminated. Additional disclosures regarding related-party activity are included in Note 13.

Management also believes that the accompanying condensed combined financial statements reflect all adjustments, which are all of a normal recurring nature, considered necessary for a fair presentation of the interim periods.

Adopted Accounting Standards

In February 2013, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) No. 2013-04 2013-04, Liabilities (Topic 405) — Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). ASU 2013-04 requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its coobligors and any additional amount the reporting entity expects to pay on behalf of its coobligors. The provisions of ASU 2013-04 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of ASU 2013-04 did not materially impact our condensed combined financial statements.

In April 2014, the FASB released ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) — Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. ASU 2014-08 changes the requirements for reporting discontinued operations and expands the required disclosures surrounding discontinued operations. The provisions of ASU 2014-08 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted for disposals that have not been reported in previously issued financial statements. We have elected to early adopt ASU 2014-08 and have no disposals that qualify as discontinued operations.

Future Adoption of Accounting Standards

In May 2014, the FASB released ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 provides a single, comprehensive revenue recognition model for contracts with customers. The provisions of ASU 2014-09 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. We have not yet completed our analysis of the impact of adopting ASU 2014-09.

3.                      ALLOCATIONS

Historically, HRG has not operated as an independent stand-alone enterprise. The condensed combined financial statements have been derived from the historical financial information recognized by the entities of HRG for the purpose of preparing HHC’s consolidated financial statements.

An allocation has been made to reflect the costs of certain corporate functions historically provided by HHC and fellow subsidiaries of HHC, but not recorded by the Group. These costs include selling, general, and administrative, marketing, legal, accounting, information technology, and treasury services performed by personnel of the HHC corporate office or external vendors. The allocations also include specific professional fees incurred related to the proposed sale of the Group to ILG that were paid for by HHC. These costs have been included in various line items in the accompanying condensed combined income statements for the six months ended June 30, 2014 and 2013 as follows:

	Six Months Ended
	June 30,
Line Item	2014	2013

General and administrative	$4,499	$1,746
Sales and marketing	15	7

Total	$4,514	$1,753

4.                      INVENTORY

As of June 30, 2014, and December 31, 2013, inventory consisted of the following:

	June 30,	December 31,
	2014	2013

Completed unsold vacation ownership interests	$58,956	$62,957
Supplies	544	508

Total	$59,500	$63,465

Completed unsold vacation ownership interests consist of unsold vacation ownership intervals that have completed the construction process and are available for sale in their current form.

As of June 30, 2014, and December 31, 2013, HRG recorded adjustments of $1,517 and $1,949, respectively, through cost of sales of vacation ownership intervals in the accompanying condensed combined income statements to reduce the inventory carrying values to market, which was lower than cost, for two of our resorts.

5.                      VACATION OWNERSHIP MORTGAGES RECEIVABLE

The vacation ownership mortgages receivable are composed of various mortgage loans related to our financing of vacation ownership interval sales. As of June 30, 2014, and December 31, 2013, the weighted-average interest rates on vacation ownership mortgages receivable were 13.89% and 13.92%, respectively. The range of stated interest rates on vacation ownership mortgages receivable as of June 30, 2014, and December 31, 2013, was 1.44% to 18.65%.

Vacation ownership mortgages receivable balances as of June 30, 2014, and December 31, 2013, were as follows:

	June 30,	December 31,
	2014	2013

Vacation ownership mortgages receivable at various stated interest rates with varying payments through 2031 (see below)	$42,307	$44,219
Less allowance for losses	(6,532)	(6,992)

Total vacation ownership mortgages receivable	$35,775	$37,227

Vacation ownership mortgages receivable held by us as of June 30, 2014, are scheduled to mature as follows:

Vacation
Ownership
Years Ending	Mortgages
December 31,	Receivable

2014	$4,289
2015	6,800
2016	6,180
2017	5,282
2018	4,233
Thereafter	15,523

Total	42,307

Less allowance	(6,532)

Net vacation ownership mortgages receivable	$35,775

Allowance for Vacation Ownership Mortgages Receivable Losses

We assess the vacation ownership mortgages receivable portfolio, which consists entirely of loans, for collectability on an aggregate basis quarterly. Estimates of uncollectibility are recorded as provisions in the vacation ownership mortgages receivable allowance. We consider the provisions to be adequate based on the economic environment and our assessment of the future collectability of the outstanding loans.

The activity in our vacation ownership mortgages receivable allowance for the six months ended June 30, 2014 and 2013, is as follows:

Amount

Allowance at January 1, 2014	$6,992

Provision (recovery) and other deferred costs	482
Write-offs	(942)

Allowance at June 30, 2014	$6,532

Allowance at January 1, 2013	$8,805

Provision (recovery) and other deferred costs	20
Write-offs	(1,107)

Allowance at June 30, 2013	$7,718

We record an estimate of uncollectibility as a reduction of sales revenue at the time revenue is recognized on a vacation ownership interval sale.

For the six months ended June 30, 2014, we recorded a provision for loan losses of $398 as a contra revenue in sales of vacation ownership intervals in the accompanying condensed combined income statements. The provision (recovery) and other deferred costs for the six months ended June 30, 2014, includes an estimate of uncollectibles of $84 associated with sales that have been deferred as of June 30, 2014, which is recorded in other assets in the accompanying condensed combined balance sheets.

For the six months ended June 30, 2013, we recorded a recovery for loan losses of $45 as a contra revenue in sales of vacation ownership intervals in the accompanying condensed combined income statements. The provision (recovery) and other deferred costs for the six months ended June 30, 2013, includes an estimate of uncollectibles of $65 associated with sales that have been deferred as of June 30, 2013, which is recorded in other assets in the accompanying condensed combined balance sheets.

Credit Monitoring — On an ongoing basis, we monitor the credit quality of our vacation ownership mortgages receivable based on payment activity.

Past-Due Receivables — We determine vacation ownership mortgages receivable to be past due based on the contractual terms of each individual receivable agreement.

Nonperforming Receivables — Receivables are determined to be nonperforming if interest or principal is more than 120 days past due. For the six months ended June 30, 2014 and 2013, no interest income was accrued for vacation ownership mortgages receivable more than 120 days past due.

If a vacation ownership mortgage receivable is nonperforming, we place it on nonaccrual status and write it off as uncollectible. We only recognize interest income when received for vacation ownership mortgages receivable on nonaccrual status. Accrual of interest income is resumed when the receivable becomes contractually current and collection doubts are removed.

Our aged analysis of past-due vacation ownership mortgages receivable, the gross balance of vacation ownership mortgages receivable greater than 90 days past-due and the gross balance of vacation ownership mortgages receivable on nonaccrual status as of June 30, 2014, and December 31, 2013, is as follows:

		Receivables	Receivables on
	Receivables	Greater than 90	Nonaccrual
June 30, 2014	Past Due	Days Past Due	Status

Vacation ownership mortgages receivable	$1,517	$223	$—

		Receivables	Receivables on
	Receivables	Greater than 90	Nonaccrual
December 31, 2013	Past Due	Days Past Due	Status

Vacation ownership mortgages receivable	$1,940	$198	$—

HRG uses Fair Isaac Corporation (FICO) scores in determining the estimate of uncollectible amounts. A summary of credit quality as of June 30, 2014, and December 31, 2013, is as follows:

	June 30,	December 31,
FICO Scores	2014	2013

> 800	$797	$798
700-799	22,744	24,279
600-699	15,602	15,741
< 600	2,566	2,681
No FICO scores	598	720

	$42,307	$44,219

Fair Value — The estimated fair value of our vacation ownership mortgages receivable at June 30, 2014, and December 31, 2013, was $36,350 and $37,655, respectively. We estimated the fair value of vacation ownership mortgages receivable using discounted cash flow analysis based on current market assumptions for similar types of arrangements. Based upon the availability of market data, we have classified our vacation ownership mortgages receivable as Level Three. The primary sensitivity in these assumptions relates to forecasted defaults and projected prepayments that could result in different estimates of fair value.

6.                      INVESTMENTS

We have investments that are recorded under the equity method of accounting. Our equity method investment balance as of June 30, 2014, and December 31, 2013, was $24,572 and $16,215, respectively. Our loss from equity method investments recognized in equity losses from unconsolidated ventures in the accompanying condensed combined income statements for the six months ended June 30, 2014 and 2013 was $2,176 and $15, respectively.

For the six months ended June 30, 2014, we contributed $10,997 to a joint venture, which is classified as an equity method investment, to develop and operate a vacation ownership resort in the state of Hawaii.

In November 2013, HRG purchased our partners’ remaining 74.17% interests in Grand Aspen Holdings, LLC for $3,830. As a part of the purchase, we acquired cash of $416, resulting in a net purchase price of $3,414. The purchase was for all the assets and liabilities of the venture, excluding the affordable housing units. The affordable housing units were retained in a newly formed partnership Grand Aspen ALU, LLC. The purchase was accounted for as a business combination. In connection with our evaluation of this purchase, we wrote down our original equity method investment to fair value. The fair value of our equity interest immediately before the acquisition date was $2,133. The fair value was calculated using a discounted cash flow model. The primary sensitivity in this calculation was the assumption around pace and pricing of inventory sales and discount rates. The write-down of $736 was recorded in equity losses from unconsolidated ventures in the accompanying condensed combined income statement for the year ended December 31, 2013.

In December 2013, Grand Aspen ALU, LLC, the newly formed partnership, sold all of the affordable housing units to a third party, and distributed its full investment balance to the third party as of June 30, 2014.

The carrying value and ownership percentages of our unconsolidated investments in resort properties accounted for under the equity method as of June 30, 2014, and December 31, 2013, are as follows:

	Ownership	June 30,	December 31,
	Interest	2014	2013

Maui Timeshare Ventures, LLC	33.00%	$24,208	$15,422
Grand Aspen ALU, LLC	25.83	—	427
Sunset Harbor Development Partnership	50.00	364	366
East West Resort Development VI, L.P., L.L.L.P.	43.33	—	—

Total		$24,572	$16,215

Summarized financial information for all unconsolidated ventures in which we hold an investment that is accounted for under the equity method is as follows:

	Six Months Ended
	June 30,
	2014	2013

Total revenues	$847	$1,715
Gross operating income	115	868
Loss from continuing operations	(6,643)	(1,808)
Net loss	(6,643)	(1,808)

7.                      VARIABLE INTEREST ENTITIES

The Group has made separate investments in two entities to develop and market vacation ownership interests in Florida. In accordance with the applicable accounting guidance for the consolidation of variable interest entities (VIE), the Group has determined that both entities in which we have an interest are VIEs for which we are the primary beneficiary. The Group determined that for each of the VIEs, the Group is the primary beneficiary, as power to direct the activities that most significantly impact each VIE’s economic performance and the obligation to absorb the majority of the losses is the responsibility of the Group. This analysis included both quantitative and qualitative reviews. The quantitative analysis was based on the forecasted cash flows of the entity, and the qualitative analysis focuses on the Group’s review of the design of the entity, its organizational structure, including decision-making ability, and relevant financial agreements. As a result, each of the VIEs are consolidated in the Group’s condensed combined financial statements.

Combined assets and combined liabilities of the VIEs included in the accompanying condensed combined balance sheets as of June 30, 2014, and December 31, 2013, are as follows:

	June 30,	December 31,
	2014	2013

Combined assets	$24,136	$25,978
Combined liabilities	3,299	3,586

The combined revenues and expenses resulting from our involvement with the VIEs recognized in the accompanying condensed combined income statements for the six months ended June 30, 2014 and 2013, are as follows:

	Six Months Ended
	June 30,
	2014	2013

Combined revenues	$2,408	$3,311
Combined expenses	1,110	1,127

The following table shows the combined cash outflows between the VIEs and HRG for the six months ended June 30, 2014 and 2013. There were no cash inflows between the VIEs and HRG for the six months ended June 30, 2014 and 2013.

	Six Months Ended
	June 30,
	2014	2013

Combined cash outflows from VIEs	$1,700	$1,350

8.                      GOODWILL

As of June 30, 2014, and December 31, 2013, the goodwill balance of $4,034 consisted primarily of goodwill related to the acquisition of Key West Vacation Company by HRG. This acquisition represented HRG’s entry into the vacation ownership business.

There have been no changes in the carrying amount of goodwill for the periods presented.

9.                      DEBT TO PARENT

In 2000, we received $17,715 from SDI Securities 6, LLC, a consolidated subsidiary of HHC that is not a part of the Group, to pay off mortgage indebtedness to a third party. The promissory note is payable on demand, and interest on the promissory note is paid monthly at a rate of 1.5% plus the one-month London InterBank Offered Rate.

During the six months ended June 30, 2014, we paid $9,827 toward the outstanding balance of the note payable. The carrying value of the promissory note as of June 30, 2014, and December 31, 2013, was $7,913 and $17,740, respectively. The fair value of the promissory note as of June 30, 2014, and December 31, 2013, was $7,913 and $17,740, respectively. The promissory note will be repaid within the next year upon the closing of the Sale of the Group, or assumed by ILG in the Sale of the Group. As a result, at June 30, 2014, and December 31, 2013, we believe the carrying value is the best estimate of fair value.

The fair value of the promissory note is classified as Level Three due to the use of a discounted cash flow analysis based on current market inputs for similar types of arrangements. The primary sensitivity in this calculation is based on the selection of the appropriate discount rate and the timing of repayment. Fluctuations in these assumptions will result in different estimates of fair value.

10.               INCOME TAXES

The income tax provision and related deferred taxes attributable to the Group’s operations have been calculated using the separate return method. Under the separate return method, the Group reflects the income tax accounts based on estimates of amounts that would have been recorded had the entities in the Group filed separate tax returns.

The effective income tax rates for the six months ended June 30, 2014 and 2013, were 35.2% and 51.1%, respectively.

The effective tax rate differs from the U.S. statutory federal income tax rate of 34% primarily due to state income taxes and noncontrolling interests for the six months ended June 30, 2014 and 2013.

11.               RELATED-PARTY TRANSACTIONS

In addition to those included elsewhere in the notes to the condensed combined financial statements, related-party transactions entered into by us are summarized as follows:

Hyatt Insurance — HRG generally participates in insurance programs negotiated and administered by Hyatt. The insurance includes broad all-risk coverage for property, liability, workers’ compensation, crime, directors and officers, and employment practices and other standard liability coverage. Charges included in general and administrative expenses in the accompanying condensed combined income statements related to the insurance programs noted herein totaled $150 and $280 for the six months ended June 30, 2014 and 2013, respectively.

General and Administrative Services — HHC provides certain services to HRG for which the Group is charged. These services include dedicated agents at a shared service center that assists with member services, marketing, reservations, and other activities. In addition, certain HHC corporate office employees provide their time to HRG on a full- or part-time basis. Payroll, rent, and other office-related expenses for these resources are paid for by HRG. Included within general and administrative expenses in the accompanying condensed combined income statements was $1,180 and $1,112, respectively, for HRG’s portion of shared service center costs, payroll, rent, and other office-related expenses attributable to HRG for the six months ended June 30, 2014 and 2013.

Equity Method Investments — We have equity method investments in entities that own resorts for which we provide management and other services and receive fees. We recorded fees of $938 and $443, respectively, for the six months ended June 30, 2014 and 2013, related to these properties in resort management and other fee income in the accompanying condensed combined income statements. For the outstanding balance as of June 30, 2014, and December 31, 2013, due to or from these investee entities, see accompanying table.

Hyatt Gold Passport Fund — The Hyatt Gold Passport Program (the “Program”) is HHC’s loyalty program. HHC operates the Program for the benefit of Hyatt- branded properties, whether owned, operated, managed, or franchised by HHC. The Program is operated through the Hyatt Gold Passport Fund (the “Fund”), which is an entity that is owned collectively by the owners of Hyatt-branded properties. The Fund has been established to provide for the payment of operating expenses and redemptions of member awards associated with the Program. The Fund is maintained and managed by HHC on behalf of and for the benefit of Hyatt-branded properties.

HRG purchases points from the Program to be used as sales incentives and in exchange for internal loyalty points earned from participation in the Hyatt Residence Club. Guests of Hyatt hotels can also earn and redeem points at certain HRG resorts when available.

For the six months ended June 30, 2014 and 2013, we recorded expenses for our participation in the Program of $1,964 and $2,384, respectively, in the accompanying condensed combined income statements. Of this, $1,611 and $1,632 was recognized in Hyatt Gold Passport points expense, $78 and $68 was recognized in owned hotel expense, and $275 and $684 was recognized in sales and marketing in the accompanying condensed combined income statements for the six months ended June 30, 2014 and 2013, respectively.

Due from/to Parent — Amounts due from and to Parent as of June 30, 2014, and December 31, 2013, relate to Hyatt insurance, general and administrative services, and the Fund as described previously.

As of June 30, 2014, and December 31, 2013, the Group had $471 and $894, respectively, due from the Parent, and $1,455 and $1,984, respectively, due to the Parent in the accompanying condensed combined balance sheets.

Due from/to Related Parties — Amounts due from and to related parties as of June 30, 2014, and December 31, 2013, relate to fees earned from equity method investees for management and other services provided.

Amounts due from and to related parties recorded in accounts receivable and accounts payable in the accompanying condensed combined balance sheets as of June 30, 2014, and December 31, 2013, consist of the following:

	June 30,	December 31,
	2014	2013

Maui Timeshare Ventures, LLC	$(2,041)	$2,149
Grand Aspen ALU, LLC	—	75
Sunset Harbor Development Partnership	16	6

Total due from (to) related parties	$(2,025)	$2,230

12.               COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, we enter into various commitments and letter of credit agreements, which are discussed below:

Commitments — As of June 30, 2014, we are committed under certain conditions to invest up to $13,908 into a joint venture that will develop, own, and operate a timeshare resort in the state of Hawaii.

Letters of Credit — Letters of credit outstanding on our behalf as of June 30, 2014, totaled $7,474, the majority of which relate to our ongoing operations.

Joint Venture Indebtedness — We act as managing member in one limited liability company (LLC) developing and owning a vacation ownership resort that is subject to mortgage indebtedness. This mortgage agreement limits the lender’s recourse to security interests in assets financed and/or other assets of the LLC.

Other — We are subject, from time to time, to various claims and contingencies related to lawsuits, taxes, and environmental matters, as well as commitments under contractual obligations. Many of these claims are covered under the current insurance programs, subject to deductibles. We recognize a liability associated with commitments and contingencies when a loss is probable and reasonably estimable. Although the ultimate liability for these matters cannot be determined at this point, based on information currently available, we do not expect that the ultimate resolution of such claims and litigation will have a material effect on our condensed combined financial statements.

13.               GROUP EQUITY

The Group equity activity during the six months ended June 30, 2014 and 2013, is as follows:

	Group	Noncontrolling	Total Group
	Equity	Interests	Equity

Balance — January 1, 2014	$136,532	$5,108	$141,640

Distributions	(24,796)	(60)	(24,856)
Capital contributions	12,975	—	12,975
Net income (loss)	141	(255)	(114)
Noncash intercompany capitalization	4,518	—	4,518

Balance — June 30, 2014	$129,370	$4,793	$134,163

Balance — January 1, 2013	$140,475	$6,752	$147,227

Distributions	(18,948)	(26)	(18,974)
Capital contributions	1,256	—	1,256
Net income (loss)	3,425	(1,196)	2,229
Noncash intercompany capitalization	3,869	—	3,869

Balance — June 30, 2013	$130,077	$5,530	$135,607

14.               SUBSEQUENT EVENTS

The Group has evaluated subsequent events through September 26, 2014, the date the condensed combined financial statements were available to be issued. The results of management’s analysis indicated no significant subsequent events have occurred that required consideration as adjustments to or disclosures in the condensed combined financial statements.

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